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As filed with the Securities and Exchange Commission on November 30, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CI Financial Corp.
(Exact name of Registrant as specified in its charter)

Ontario (Province or other Jurisdiction of Incorporation or Organization)	6199, 6282 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

2 Queen Street East
Twentieth Floor
Toronto, Ontario, Canada M5C 3G7
(416) 364-1145
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service in the United States)

Copies to:

Stephen F. Arcano, Esq.
June S. Dipchand, Esq.
Ryan J. Dzierniejko, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street, Suite 1750, P.O. Box 258
Toronto, Ontario, Canada M5K 1J5
(416) 777-4700	Edward Kelterborn, Esq. CI Financial Corp. 2 Queen Street East Twentieth Floor Toronto, Ontario, Canada M5C 3G7 (416) 364-1145	John Wilkin, Esq. Brendan D.G. Reay, Esq. Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

           It is proposed that this filing shall become effective (check appropriate box):

  A.
  ☐      Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

  B.
  ☒      At some future date (check the appropriate box below):

    1.
    ☐       pursuant to Rule 467(b) on (date) at (time).

    2.
    ☐       pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

    3.
    ☐       pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

    4.
    ☒       after the filing of the next amendment to this Form (if preliminary material is being filed).

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Debt Securities

Subscription Receipts

Preference Shares

Common Shares

Total	US$2,000,000,000	US$2,000,000,000	US$218,200(3)

(1)
There are being registered under this Registration Statement such indeterminate number of (i) debt securities, (ii) subscription receipts, (iii) preference shares and/or (iv) common shares that shall have an aggregate initial offering price not to exceed US$2,000,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act").

(3)
Calculated in accordance with Rule 457(o) of the Securities Act.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Preliminary Short Form Base Shelf Prospectus

New Issue	November 30, 2020

CI Financial Corp.

US$2,000,000,000

Debt Securities (unsecured)
Subscription Receipts
Preference Shares
Common Shares

CI Financial Corp. ("CI" or the "Corporation") may from time to time offer and issue the following securities: (i) unsecured debt securities of the Corporation ("Debt Securities"), (ii) subscription receipts of the Corporation ("Subscription Receipts"); and (iii) preference shares ("Preference Shares") and common shares ("Common Shares") of the Corporation ("Equity Securities") or any combination thereof. The Debt Securities, Subscription Receipts, and Equity Securities (collectively, the "Securities") offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more shelf prospectus supplements (collectively or individually, as the case may be, a "Prospectus Supplement"). All information not included in this short form base shelf prospectus (the "Prospectus") will be contained in one or more Prospectus Supplements that will be delivered (where required) to purchasers together with this Prospectus, which delivery may be effected in the case of U.S. purchasers through the filing of such Prospectus Supplement with the U.S. Securities and Exchange Commission (the "SEC"). The Corporation may sell at the initial offer price up to US$2,000,000,000 in the aggregate of Securities (or its equivalent in any other currency used to denominate the Securities based on the applicable exchange rate at the time of the offering) at any time during the 25-month period that this Prospectus, including any amendments hereto, remains valid.

The Corporation is a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States ("U.S.") and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of the Securities should be aware that such requirements are different from those of the U.S. Financial statements included or incorporated herein, if any, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisors.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of Ontario, Canada, that all but one of its officers and directors are residents of Canada and that a substantial portion of the assets of the Corporation and said persons are located outside the U.S. See "Enforcement of Certain Civil Liabilities".

Kurt MacAlpine, Chief Executive Officer and Director of the Corporation, resides outside of Canada and has appointed CI Financial Corp. as agent for service of process at 2 Queen Street East, Twentieth Floor, Toronto, Ontario M5C 3G7. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares and any other specific terms; and (iii) in the case of Equity Securities, the designation of the particular class and series, the number of shares offered, the issue price and dividend rate, if any, and any other terms specific to the Equity Securities. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus does not qualify for issuance any Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to recognized market benchmark interest rates such as LIBOR or U.S. federal funds rate, or to published rates of a central banking authority or one or more financial institutions, such as the prime rate or a bankers' acceptance rate.

The Corporation may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by the Corporation in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See "Plan of Distribution". The offering of the Securities is subject to the approval of certain legal matters on behalf of the Corporation.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the Toronto Stock Exchange (the "TSX") and the New York Stock Exchange (the "NYSE") or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Subject to any applicable securities legislation, and other than in relation to an "at-the-market" distribution, in connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

The issued and outstanding Common Shares are listed and posted for trading on the TSX under the symbol "CIX". The Common Shares are also listed and posted for trading on the NYSE under the symbol "CIXX" as of November 17, 2020. On November 27, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $17.45 per Common Share on the TSX and US$13.46 per Common Share on the NYSE.

Unless otherwise specified in the applicable Prospectus Supplement, Securities, other than the Common Shares, will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which these Securities may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See "Risk Factors".

The head and registered office of the Corporation is located at 2 Queen Street East, Twentieth Floor, Toronto, Ontario, Canada M5C 3G7.

CURRENCY

        Unless otherwise specifically stated, all dollar amounts in this Prospectus are expressed in Canadian dollars. References to "Canadian dollars" or "$" are to lawful currency of Canada. References to "US$" are to lawful currency of the United States of America.

        The following table sets forth the period end exchange rate, the average exchange rate and the high and low exchange rates of one Canadian dollar in exchange for U.S. dollars, based on the daily exchange rate for the year ended December 31, 2019, as reported by the Bank of Canada.

Year ended December 31, 2019
High	0.7699
Low	0.7353
Average	0.7537
Period End	0.7699

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND FORWARD-LOOKING INFORMATION

        This Prospectus, including the documents incorporated by reference, may contain statements that constitute "forward-looking information" within the meaning of applicable securities laws in each of the provinces of Canada and the respective policies, regulations and rules under such laws and "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 (collectively, "forward-looking information"). Forward-looking information is typically identified by words such as "believe", "expect", "foresee", "forecast", "anticipate", "intend", "estimate", "goal", "plan" and "project" and similar expressions of future or conditional verbs such as "will", "may", "should", "could" or "would". This information is not historical fact but instead represents management's beliefs regarding future events, many of which, by their nature are inherently uncertain and beyond management's control. Although management believes that the expectations reflected in such forward-looking information is based on reasonable assumptions, such information involves risks and uncertainties. Factors that could cause actual results to differ materially from expectations include, among other things, general economic and market conditions, including interest and foreign exchange rates, global financial markets, changes in government regulations or in tax laws, industry competition, technological developments and other factors described under "Risk Factors" in this Prospectus and under "Risk Management" in the management's discussion and analysis of results of operations and financial condition and the annual information form that are incorporated by reference into this Prospectus. The material factors and assumptions applied in reaching the conclusions contained in forward-looking information includes that the investment fund industry will remain stable and that interest rates will remain relatively stable. The reader is cautioned against undue reliance on forward-looking information. All forward-looking information is given pursuant to the "safe harbour" provisions of applicable securities legislation.

        Except as otherwise stated, forward-looking information contained in this Prospectus, including the documents incorporated by reference, is made as of the date of this Prospectus or the documents incorporated by reference, as applicable, and, except as required by applicable law, management and the board of directors of the Corporation (the "Board of Directors") undertake no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        The Corporation has filed with the SEC, under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements included in this Prospectus or the documents incorporated by reference herein about the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance prospective investors should refer to the copy of the document filed as an exhibit to the Registration Statement for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Corporation is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and applicable Canadian securities legislation and, in accordance therewith, files certain reports with, and furnishes other information to, each of the SEC and certain securities commissions or similar regulatory authorities of Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities in the applicable provinces of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Corporation's reports and other information filed or furnished with or to the SEC are available from the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system at www.sec.gov as well as from commercial document retrieval services. The Corporation's Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus or any Prospectus Supplement.

        Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide the investor with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

PRESENTATION OF FINANCIAL INFORMATION

        The financial statements of the Corporation incorporated by reference in this Prospectus and in any Prospectus Supplement are reported in Canadian dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement has been prepared in accordance with IFRS.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of documents incorporated herein by reference may be obtained upon request without charge from the Secretary of the Corporation at 2 Queen Street East, Twentieth Floor, Toronto, Ontario, Canada M5C 3G7. Copies of documents incorporated by reference may also be obtained by accessing www.sedar.com or www.sec.gov.

        The following documents, filed with the securities commission or similar authority in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Corporation's audited consolidated financial statements, together with the accompanying report of the auditors, for the year ended December 31, 2019;
(b)	management's discussion and analysis of results of operations and financial position of the Corporation for the year ended December 31, 2019;
(c)	the Corporation's annual information form dated March 1, 2020;

(d)	the Corporation's management information circular dated May 5, 2020 for its annual meeting of shareholders held on June 18, 2020;
(e)	the Corporation's unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020;
(f)	management's discussion and analysis of results of operations and financial position of the Corporation for the three and nine months ended September 30, 2020; and
(g)	the Corporation's material change report dated November 13, 2020, in respect of the resignation of Douglas Jamieson, Chief Financial Officer of the Corporation.

        Any document of the type referred to in the preceding paragraph (excluding confidential material change reports) and any other documents of the Corporation of the type required to be incorporated by reference herein under National Instrument 44-101 — Short Form Prospectus Distributions, all as filed by the Corporation with the various securities commissions or similar authorities in the provinces of Canada or in the U.S. pursuant to the requirements of applicable securities legislation after the date of this Prospectus and prior to 25 months from the date of issuance of the receipt for this Prospectus shall be deemed to be incorporated by reference into this Prospectus to the extent required under applicable law.

        Upon new annual financial statements and related management's discussion and analysis ("MD&A") of the Corporation being filed by the Corporation with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related MD&A, and all previous interim financial statements and related interim MD&A, filed prior to the commencement of the Corporation's financial year in which the new annual financial statements and related MD&A are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

        Upon a new annual information form ("AIF") of the Corporation being filed by the Corporation with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous AIF, any material change reports filed prior to the end of the financial year in respect of which the new AIF is filed, any management information circular filed since the start of such financial year (unless otherwise required by applicable Canadian securities legislation to be incorporated by reference into this Prospectus), and any business acquisition report for an acquisition completed since the beginning of such financial year (unless such report is incorporated by reference into the current AIF or less than nine months of the acquired business' or related businesses' operations are incorporated into the Corporation's most recent annual financial statements), shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular prepared in connection with an annual general meeting of the Corporation's shareholders being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular prepared in connection with an annual general meeting of the Corporation's shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

        Upon interim financial statements and related MD&A of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the currency of this Prospectus, all previously filed interim financial statements and related MD&A shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

        Any template version of any "marketing materials" (as such term is defined in National Instrument 41-101 — General Prospectus Requirements) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

        In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part, in the case of Form 6-K reports, if and to the extent expressly provided in such report. In addition, the Corporation may incorporate by reference as an exhibit to the Registration Statement of which the Prospectus forms a part or into the Prospectus which forms a part of the Registration Statement, information from documents that the Corporation files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein. The Corporation's current reports on Form 6-K and annual reports on Form 40-F are available from the SEC's EDGAR system at www.sec.gov.

        A Prospectus Supplement containing the specific variable terms of an offering of Securities, updated disclosure of earnings coverage ratios, if applicable, and other information in relation to the Securities will be delivered (where required) to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this Prospectus, except as so modified or superseded.

 THE CORPORATION

        The Corporation is the successor to CI Financial Income Fund (the "Fund"), following the completion of the conversion of the Fund from an income trust to a corporate structure by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario) (the "OBCA") on January 1, 2009 (the "Conversion"). The Fund had been created effective June 30, 2006 when CI Financial Inc. converted to an income trust. The Conversion effectively reversed this income trust conversion.

        The Corporation was incorporated under the OBCA on November 12, 2008 and did not carry on any active business prior to the Conversion, other than executing the arrangement agreement pursuant to which the Conversion was implemented.

        The registered and head office of the Corporation is 2 Queen Street East, Twentieth Floor, Toronto, Ontario, Canada M5C 3G7.

        The principal business of the Corporation is carried on through its principal subsidiaries, CI Investments Inc. ("CI Investments") and Assante Wealth Management (Canada) Ltd. ("AWM").

        The table below shows the principal entities controlled by the Corporation as at November 30, 2020, including (i) the percentage of votes attaching to all voting securities of the entity beneficially owned, controlled or directed by the Corporation, and (ii) the jurisdiction of incorporation or formation:

Entity	Jurisdiction	Ownership %
CI Investments Inc.	Ontario	100%
Assante Wealth Management (Canada) Ltd.	Canada	100%

 BUSINESS OF THE CORPORATION AND ITS SUBSIDIARIES

        CI is an independent company offering global asset management and wealth management advisory services. CI operates in several markets around the world including Canada, the United States, and Australia. As at October 31, 2020, CI, through its subsidiaries, managed and advised on approximately $202.6 billion in client assets.

        CI is well diversified, with a strong presence in both the Canadian asset management and advisory businesses. CI is also diversified internationally. Starting in early 2020, CI established a strong presence in the U.S. Registered Investment Advisor ("RIA") sector with the purchase of several established RIA firms across the country. CI also operates in Australia through its asset management subsidiary GSFM Pty Ltd. ("GSFM").

        The asset management segment provides the majority of CI's income and derives its revenues principally from the fees earned on the management of several types of investment solutions. The wealth management segment derives its revenues principally from commissions and fees earned through the provision of ongoing services to clients and on the sale of mutual funds and other financial products.

  Asset Management

        CI's asset management operations are conducted through its Canadian-based subsidiaries — CI Investments, which carries on business as CI Global Asset Management ("CI GAM"), and Marret Asset Management Inc. ("Marret") — and GSFM of Australia.

        Within the Canadian asset management industry, CI GAM is one of Canada's largest investment managers, featuring a large and experienced in-house portfolio management team providing a wide range of distinct investment approaches. CI GAM offers a comprehensive product lineup diversified by portfolio manager, asset class, geographic region and investment approach. Its investment platforms include mutual, segregated, pooled, alternative, closed-end and exchange-traded funds and discretionary accounts. CI distributes its products to Canadian investors through multiple channels, including the institutional investment market and through retail dealers and professional advisors across Canada.

        Marret is a Toronto-based investment firm specializing in fixed income and particularly in high-yield debt strategies.

        GSFM partners with high-calibre investment managers to offer investment funds to retail and institutional investors in the Australian market.

  Wealth Management

        CI's primary wealth management subsidiaries emphasize an integrated full-service approach to wealth planning that includes financial planning, wealth management, estate and succession planning and insurance services in addition to investment management. CI also offers an online investment platform that provides client with the option for additional advice if needed.

        CI's wealth management subsidiaries in Canada include:

  •
  AWM, which has approximately 850 advisors across Canada serving individuals and families.

  •
  Aligned Capital Partners Inc., a full-service investment dealer with about 200 advisors.

  •
  CI Private Counsel LP, a discretionary investment counsel business serving high-net-worth and ultra-high-net-worth Canadians.

  •
  CI Direct Investing (WealthBar Financial Services Inc.), a Canadian online wealth management and financial planning platform offering online investment portfolios and commission-free advice.

        In the United States, CI has ownership interests in six RIA firms in locations across the United States. RIAs offer investment and wealth planning services to clients. The firms are Balasa Dinverno Foltz LLC (Illinois), Bowling Portfolio Management LLC (Ohio), The Cabana Group, LLC (Arkansas), Congress Wealth Management, LLC (Massachusetts), One Capital Management, LLC (California), and Surevest LLC (California/Arizona).

        In addition, CI subsidiary CI Investment Services Inc., a broker-dealer, provides a wide range of custodial and other services to Canadian portfolio managers and registered broker-dealers.

        Additional information about the Corporation's businesses is included in the documents incorporated by reference into this Prospectus.

CONSOLIDATED CAPITALIZATION

        The following table sets forth the unaudited consolidated capitalization of the Corporation as at September 30, 2020. Since September 30, 2020, there have been no material changes to the share and loan capital of the Corporation on a consolidated basis.

Designation (Authorization)	As at September 30, 2020
(amounts in 000s of $, except share amount)
Cash and cash equivalents	209,329
Long-term debt	1,568,507
Shareholders' equity	1,522,163
Total capitalization	3,299,999
Common Shares (unlimited)	210,582,825
Preference Shares (unlimited)	Nil

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds resulting from the issue of Securities will be used to repay indebtedness and for general corporate purposes, including in connection with acquisitions and investments by the Corporation.

        All expenses incurred in connection with this Prospectus, any offerings of Securities hereunder and related commissions will be paid out of the Corporation's general funds.

EARNINGS COVERAGE RATIOS

        If Debt Securities having a term to maturity in excess of one year or Preference Shares are offered under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX and the NYSE or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

        The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by the Corporation in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

        If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered pursuant to the applicable Prospectus Supplement (other than those that may be subject to an over-allotment option, if applicable) if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

        The Securities may also be sold directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser or through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus and an applicable Prospectus Supplement is delivered (where required) will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

        The Corporation may agree to pay the underwriters, dealers or agents a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general funds of the Corporation. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Debt Securities, Subscription Receipts and Preference Shares will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to an issue of such Securities, such Securities will not be listed on any securities or stock exchange.

        Subject to any applicable securities legislation, and other than in relation to an "at-the-market" distribution, in connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

DESCRIPTION OF DEBT SECURITIES

        The following describes certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.

        The Debt Securities will be direct unsecured obligations of the Corporation and will be senior or subordinated indebtedness of the Corporation as described in the relevant Prospectus Supplement. The Debt Securities may be offered separately or together with Equity Securities or Subscription Receipts, as the case may be.

        The Debt Securities will be issued under an indenture, as amended and supplemented, between the Company and Computershare Trust Company of Canada, as trustee (the "Canadian Indenture"), or under an indenture, as amended and supplemented, among the Company and Computershare Trust Company, N.A., as trustee and Computershare Trust Company of Canada, as co-trustee (the "U.S. Indenture" and, with the Canadian Indenture, each a "Trust Indenture" and together, the "Trust Indentures"). Each Trust Indenture has been filed with the securities regulatory authorities in each of the provinces of Canada and with the SEC. The statements made below relating to the Trust Indentures and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture. Debt Securities may also be issued under new indentures between the Corporation and a trustee or trustees, as will be discussed in the applicable Prospectus Supplement for such Debt Securities.

        Each Trust Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Debt Securities being offered thereby, including:

  •
  the specific designation of the Debt Securities;

  •
  any limit upon the aggregate principal amount of the Debt Securities that may be authenticated and delivered under the Trust Indenture;

  •
  the denominations in which any Debt Securities will be issuable;

  •
  the currency in which payment of the principal of, and premium, if any, or interest, if any, on the Debt Securities will be payable or in which the Debt Securities will be denominated;

  •
  the date or dates on which the principal of the Debt Securities is payable and the portion (if other than the principal amount) of Debt Securities that will be payable upon declaration of acceleration;

  •
  the rate or rates at which the Debt Securities will bear interest, if any, the date or dates from which interest will accrue and the dates on which interest will be payable;

  •
  whether the Debt Securities will be guaranteed and the material terms of any such guarantee;

  •
  the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  •
  the place or places where the principal of (and premium, if any) and any interest on Debt Securities will be payable, any Debt Securities may be surrendered for registration of transfer, Debt Securities may be surrendered for exchange and the place or places where notices or demands to or upon the Corporation in respect of the Debt Securities may be served;

  •
  whether the Corporation has an option to redeem the Debt Securities, whether in whole or in part, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities may be redeemed;

  •
  whether the Corporation has the obligation to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder of Debt Securities, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  •
  any conversion or exchange terms;

  •
  whether the amount of payments of principal of, and premium, if any, or interest on the Debt Securities may be determined with reference to a formula or other method, and the manner in which such amounts will be determined;

  •
  whether the principal of, and premium, if any, and interest, if any, on the Debt Securities are to be payable, at the Corporation's election or at the election of a holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be so payable;

  •
  any provisions limiting the applicability of, in modification of, in addition to or in lieu of the defeasance provisions of the applicable Trust Indenture that will be applicable to the Debt Securities;

  •
  provisions, if any, granting special rights to the holders of Debt Securities upon the occurrence of such events as may be specified;

  •
  events of default or covenants with respect to Debt Securities, and any deletions from, modifications of or additions to events of default or covenants with respect to Debt Securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the applicable Trust Indenture;

  •
  whether any Debt Securities are to be issuable in global form and, if so, whether beneficial owners of interests in any such global security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

  •
  the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;

  •
  if Debt Securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions; and

  •
  any other terms, conditions, rights and preferences, or limitations of the Debt Securities.

        Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of the Subscription Receipts offered pursuant to any Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement.

        Subscription Receipts may be offered separately or together with Equity Securities or Debt Securities, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by the Corporation with the securities regulatory authorities in each of the provinces of Canada and with the SEC in the U.S. after it has been entered into by the Corporation and will be available electronically at www.sedar.com and www.sec.gov. Under the subscription receipt agreement, an original purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Common Shares to such purchaser upon the exchange of Subscription Receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid for the applicable Subscription Receipts upon surrender of the underlying Common Shares, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation or is not delivered (where required) to such purchaser, provided (i) the exchange takes place within 180 days of the date of the purchase under this Prospectus of such Subscription Receipts, and (ii) such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued. See "Purchasers' Statutory and Contractual Rights of Withdrawal and Rescission".

        The particular terms of each issue of Subscription Receipts will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable (i) the number of Subscription Receipts, (ii) the price at which the Subscription Receipts will be offered, (iii) the procedures for the exchange of the Subscription Receipts into Common Shares, (iv) the number of Common Shares that may be issued upon exchange of each Subscription Receipt, (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security, and (vi) any other material terms and conditions of the Subscription Receipts. Securities issued upon the exchange of Subscription Receipts will be issued for no additional consideration.

DESCRIPTION OF EQUITY SECURITIES

        The following is a brief summary of the Corporation's authorized share capital. The authorized share capital is established in the Corporation's articles of incorporation, as amended. This summary may not be complete and is subject to, and qualified in its entirety by reference to, the Corporation's articles of incorporation, as amended, a copy of which has been filed with the securities regulatory authorities in each of the provinces of Canada and is available electronically at www.sedar.com.

        The Corporation's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series. As at November 27, 2020 there were 209,953,602 Common Shares issued and outstanding. No Preference Shares have been issued by the Corporation.

        The Equity Securities may be offered separately or together with the Debt Securities or Subscription Receipts, as the case may be. The particular terms and provisions of the Equity Securities offered pursuant to a Prospectus Supplement and the extent to which these general terms and provisions apply will be described in such Prospectus Supplement.

Common Shares

        Holders of Common Shares are entitled to one vote per share at meetings of shareholders of the Corporation, to receive dividends if, as and when declared by the Board of Directors (subject to the rights of shares, if any, having priority over the Common Shares) and to receive pro rata the remaining property and assets of the Corporation upon its dissolution or winding up, subject to the rights of shares, if any, having priority over the Common Shares.

Preference Shares

        Each series of Preference Shares shall consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by the Board of Directors prior to the issuance thereof. These will be described in a Prospectus Supplement prepared in connection with such issuance. Holders of Preference Shares, except as required by law or as provided in the rights, privileges, restrictions and conditions of a particular series, will not be entitled to vote at meetings of shareholders of the Corporation. With respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Preference Shares of each series shall rank on a parity with the Preference Shares of every other series and are entitled to preference over the Common Shares and any other shares ranking junior to the Preference Shares from time to time and may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preference Shares as may be determined at the time of creation of such series.

PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

        The Common Shares are traded on the TSX under the symbol "CIX". The Common Shares are also traded on the NYSE under the symbol "CIXX" as of November 17, 2020. The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the TSX for the periods indicated:

Price ($)

Month	High	Low	Trading Volume
November 1 - 27, 2020	17.81	15.40	12,297,494
October 2020	18.27	15.40	13,105,118
September 2020	19.06	16.80	12,092,340
August 2020	19.68	18.12	9,182,168
July 2020	19.00	17.09	12,533,743
June 2020	18.46	16.04	16,155,792
May 2020	16.89	13.05	16,867,424
April 2020	15.63	10.53	19,409,263
March 2020	22.96	11.12	27,257,694
February 2020	25.81	22.02	13,366,962
January 2020	23.61	21.73	10,080,758
December 2019	22.24	20.34	12,961,040

        The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the NYSE for the period indicated:

Price (US$)

Month	High	Low	Trading Volume
November 17 - 27, 2020	13.68	12.80	20,186

        On November 27, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE was $17.45 and US$13.46 per Common Share, respectively.

DIVIDEND RECORD AND POLICY

        The Board of Directors has established a dividend policy pursuant to which the Corporation will authorize the declaration and payment of a fixed dividend to be paid to holders of Common Shares. Dividends are paid at the discretion of the Board of Directors and the dividend rate will be reviewed from time to time by the Board of Directors after giving consideration to CI's cash flow, financial position, net earnings, sales outlook and other relevant factors.

        The current dividend is $0.18 per Common Share per quarter.

 PRIOR SALES

        The Corporation has not sold or issued any Common Shares or securities convertible into or exchangeable for Common Shares during the 12-month period ending on November 30, 2020 other than:

  (a)
  on February 28, 2020, 350,320 restricted share units(1)(2) under the Corporation's restricted share unit plan having a grant date value of $24.08 per restricted share unit;

  (b)
  on the respective dates on which the Corporation paid a dividend on its Common Shares from December 1, 2019 to November 30, 2020, an additional aggregate 35,984 restricted share units(1)(2) as dividend equivalent restricted share units credited to participants under the terms of the Corporation's restricted share unit plan having dividend payment date values ranging between $12.87 to $23.00 per restricted share unit; and

  (c)
  on October 19, 2020, 855,477 Common Shares as partial consideration for the acquisition of a majority interest in Aligned Capital Partners Inc.

        The Corporation has not sold or issued any Debt Securities or securities convertible into or exchangeable for Debt Securities during the 12-month period ending on November 30, 2020 other than on May 26, 2020, $450 million aggregate principal amount of debentures having a term of five years maturing in May 2025 and carrying an annual interest rate of 3.759% payable semi-annually.

PRINCIPAL SHAREHOLDERS

        To the knowledge of the Corporation, no person or entity beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to the outstanding Common Shares.

RISK FACTORS

        Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering, the information set forth in the section entitled "Risk Management" in the Corporation's most recent AIF and the section entitled "Risk Management" in the MD&A in respect of the Corporation's most recent annual financial statements and the MD&A in respect of the Corporation's most recent interim financial statements filed thereafter, each of which is incorporated by reference in this Prospectus.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Corporation are Ernst & Young LLP, Chartered Professional Accountants, Licensed Public Accountants, located at 100 Adelaide Street West, P.O. Box 1, Toronto, Ontario, M5H 0B3. Ernst & Young LLP is independent with respect to the Corporation in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and in accordance with the applicable rules and regulations of the SEC and Public Company Accounting Oversight Board (United States).

        Computershare Investor Services Inc. acts as Transfer Agent and Registrar for the Common Shares and maintains registers of transfers of the Common Shares in Toronto, Montreal and Vancouver. Computershare

Notes:

(1)
The number of restricted share units granted or credited is determined based on the value of Common Shares determined in accordance with the terms of the restricted share unit plan on the grant date or dividend payment date, as applicable.

(2)
Upon vesting of restricted share units, the Corporation may elect to settle restricted share units by one or a combination of (a) paying cash equal to the market value of one Common Share (as determined in accordance with the terms of the restricted share unit plan) per restricted share unit or (b) delivering one Common Share for each restricted share unit (such Common Shares either issued from treasury or purchased on the market through a trust pursuant to the terms of the restricted share unit plan). The Corporation has chosen to use a trust to hold Common Shares purchased on the market to fulfill obligations to employees arising from the restricted share unit plan — see Note 6 to the Corporation's interim unaudited consolidated financial statements for the three and nine months ended September 30, 2020 which are incorporated by reference in this Prospectus. Accordingly, CI does not currently expect to issue a material number of Common Shares from treasury upon vesting and settlement of these restricted share units.

Trust Company, N.A. is the co-transfer agent of the Common Shares in the U.S. and maintains registers and transfers of the Common Shares at its offices in Louisville, Kentucky and Edison, New Jersey.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        The Corporation is incorporated under the laws of the Province of Ontario, Canada and its registered and head office is in Canada. All but one of the Corporation's directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of the Corporation's assets, are located outside the U.S. The Corporation has appointed an agent for service of process in the U.S. but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon the Corporation or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Corporation or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or "blue sky" laws of any state within the U.S. or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the U.S. federal securities laws or any such state securities or "blue sky" laws. The Corporation has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Blake, Cassels & Graydon LLP, however, that there is a substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        The Corporation filed with the SEC, concurrently with its Registration Statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Puglisi & Associates as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning an offering of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Ernst & Young LLP; (iv) the consent of Blake, Cassels & Graydon LLP; (v) the Canadian Indenture; (vi) the U.S. Indenture and (vii) the statement of eligibility of Computershare Trust Company, N.A. on Form T-1. The Form F-X of the Company and the Form F-X of Computershare Trust Company of Canada have also been separately filed with the SEC. A copy of the form of subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed with, or furnished to, the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        The Business Corporations Act (Ontario) (the "OBCA") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation shall not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request. In addition to the conditions set out above, the OBCA provides that, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the corporation shall not indemnify an individual described above unless the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an individual has met the conditions set out above and was not judged by the court or other competent authority in such a proceeding to have committed any fault or omitted to do anything that the individual ought to have done, such individual is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

        Our by-laws require us to indemnify to the fullest extent permitted by the OBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

        Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity. To that effect, we maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

        We have entered into indemnity agreements with our directors and officers (each, an "Indemnified Party") which provide, among other things, that we will indemnify an Indemnified Party to the fullest extent permitted by law from and against all losses, liabilities, claims, damages, costs, charges and expenses incurred by such Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding which (i) is made or asserted against or affects the Indemnified Party or in which the Indemnified Party is required by law to participate or in which the Indemnified Party participates at our request or where the Indemnified Party is made a witness or participant in any other respect in any such proceeding, and (ii) arises because the Indemnified Party is our director or officer (or serves in a similar capacity) or our former director or officer (or serves in a similar capacity).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

        Concurrently with the filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, as a trustee under an indenture relating to certain of the securities registered hereby, is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

III-1

Exhibits

        The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description
4.1	The Annual Information Form of the Registrant dated March 1, 2020 for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.4 to the Registrant's Registration Statement on Form 40-F (File No. 001-39684) filed with the Commission on November 4, 2020)
4.2

The audited annual consolidated financial statements of the Registrant at and for the years ended December 31, 2019 and 2018, together with the notes thereto and the independent auditor's report thereon (incorporated by reference to Exhibit 99.5 to the Registrant's Registration Statement on Form 40-F (File No. 001-39684) filed with the Commission on November 4, 2020)

4.3

The management's discussion and analysis of financial condition and results of operations of the Registrant for the three months ended December 31, 2019 and 2018 and the years ended December 31, 2019 and 2018 (incorporated by reference to Exhibit 99.6 to the Registrant's Registration Statement on Form 40-F (File No. 001-39684) filed with the Commission on November 4, 2020)

4.4

The unaudited condensed interim consolidated financial statements of the Registrant as at September 30, 2020 and for the three and nine months ended September 30, 2020 and 2019, together with the notes thereto (incorporated by reference to Exhibit 99.3 to the Registrant's Report on Form 6-K (File No. 001-39684) furnished to the Commission on November 16, 2020)

4.5

The management's discussion and analysis of financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant's Report on Form 6-K (File No. 001-39684) furnished to the Commission on November 16, 2020)

4.6

The management information circular of the Registrant dated May 5, 2020 in connection with the annual meeting of shareholders of the Registrant held on June 18, 2020 (incorporated by reference to Exhibit 99.19 to the Registrant's Registration Statement on Form 40-F (File No. 001-39684) filed with the Commission on November 4, 2020)

4.7

The material change report dated November 13, 2020 (incorporated by reference to Exhibit 99.4 to the Registrant's Report on Form 6-K (File No. 001-39684) furnished to the Commission on November 16, 2020)

5.1	Consent of Ernst & Young LLP
5.2	Consent of Blake, Cassels & Graydon LLP
6.1	Powers of Attorney (included in Part III of this Registration Statement)
7.1

Trust Indenture, dated as of July 22, 2019, between the Registrant and Computershare Trust Company of Canada (incorporated by reference to Exhibit 99.49 to the Registrant's Registration Statement on Form 40-F (File No. 001-39684) filed with the Commission on November 4, 2020)

7.2	Trust Indenture between the Registrant, Computershare Trust Company, N.A. and Computershare Trust Company of Canada*
7.3	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 7.2, Computershare Trust Company, N.A., on Form T-1*

*
To be filed by amendment

III-2

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on November 30, 2020.

CI FINANCIAL CORP.
By:	/s/ KURT MACALPINE
	Name:	Kurt MacAlpine
	Title:	Chief Executive Officer and Director

III-3

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kurt MacAlpine and Edward Kelterborn, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KURT MACALPINE Kurt MacAlpine	Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2020
/s/ DOUGLAS J. JAMIESON Douglas J. Jamieson	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2020
/s/ WILLIAM T. HOLLAND William T. Holland	Director and Chairman of the Board of Directors	November 30, 2020
/s/ WILLIAM E. BUTT William E. Butt	Director	November 30, 2020
/s/ BRIGETTE CHANG-ADDORISIO Brigette Chang-Addorisio	Director	November 30, 2020
/s/ DAVID P. MILLER David P. Miller	Director	November 30, 2020
/s/ TOM P. MUIR Tom P. Muir	Director	November 30, 2020
/s/ SHEILA A. MURRAY Sheila A. Murray	Director	November 30, 2020
/s/ PAUL J. PERROW Paul J. Perrow	Director	November 30, 2020

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 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 30, 2020.

Puglisi & Associates (Authorized Representative in the United States)
By:	/s/ DONALD PUGLISI
	Name:	Donald Puglisi
	Title:	Managing Director

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